Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc., of our report dated March 9, 2018 with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 9, 2018